EXHIBIT 99.7

                          Nominee Holder Certification


         The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights ("Subscription Rights") to purchase shares of common stock, par value $0.0001 per share ("Common Stock"), of Ladenburg Thalmann Financial Services Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated ________, 2002 ("Prospectus"), hereby certifies to the Company and to American Stock Transfer & Trust Company (the "Subscription Agent") that:

         o the undersigned has subscribed for the number of shares of Common Stock specified below pursuant to the Basic Subscription Right (as described in the Prospectus) and the Over-subscription Privilege (as described in the Prospectus) on behalf of beneficial owners of Subscription Rights who have exercised the Subscription Rights, listing separately below each such exercised Basic Subscription Right and the corresponding Over-subscription Privilege (without identifying any such beneficial owner); and

         o each such beneficial owner exercising its Over-subscription Privilege has exercised its Basic Subscription Right in full.


            Number of Shares Owned, or        Number of Shares Subscribed for   Number of Shares Subscribed for
            Deemed Owned, on the Record Date  Pursuant to Basic Subscription    Pursuant to Over-subscription
                                              Right                             Privilege
 1.
 2.
 3.
 4.
 5.


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Name of Bank, Broker, Trustee, Depository or Other Nominee


By:
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     Authorized Signature


Name:
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         (Please type or print)